UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

JAPAN SMALLER CAPITALIZATION FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAPAN SMALLER CAPITALIZATION FUND, INC.
Two World Financial Center, Building B
New York, New York 10281

_______________

AMENDED NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS
December 4, 2012

_______________

TO THE SHAREHOLDERS
OF JAPAN SMALLER CAPITALIZATION FUND, INC.:

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be held on Tuesday, December 4, 2012:  The Notice of Annual Meeting of Shareholders and Proxy Statement and the supplements and amendments thereto are available at www.edocumentview.com/JOF.

Notice is hereby given that the date of the 2012 Annual Meeting of Shareholders (the “Meeting”) of Japan Smaller Capitalization Fund, Inc. (the “Fund”) has been postponed to Tuesday, December 4, 2012.  The matters to be considered are set forth in the original Notice of the Meeting dated October 12, 2012.  The record date of September 18, 2012 has not been changed.  The meeting will be held at 10:30 a.m. at the offices of Nomura Asset Management U.S.A. Inc., Two World Financial Center, Building B, New York, New York.

The Meeting was originally scheduled to be held on November 14, 2012.  The proposed site of the Meeting is closed due to flooding following Hurricane Sandy, and it is not clear that the site will be open by the original date of the Meeting.

By Order of the Board of Directors
Neil A. Daniele, Secretary

New York, New York
Dated: November 8, 2012